EXHIBIT 23.3


            Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-00000) pertaining to the Consulting Agreements for Health West Marketing, Crescent Communications, Aegis Securities Corp., and Apex Financial Management Services L.L.C. and to the Stock Option and Restricted Stock Plan and to the incorporation by reference therein of our report dated March 30, 2005, with respect to the financial statements and financial highlights of Franklin Capital Corporation (currently known as Patient Safety Technologies, Inc.) included in its Annual Report (Form 10-K) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

                                                           /s/ Ernst & Young LLP
                                                           ---------------------
                                                           ERNST & YOUNG LLP


New York, New York
May 3, 2005